As filed with the Securities and Exchange Commission on February 19, 2016

Registration Statement File Nos. 333-133515; 333-133515-01

Registration Statement File Nos. 333-158775; 333-158775-01

Registration Statement File Nos. 333-178443; 333-178443-01

Registration Statement File Nos. 333-200002; 333-200002-01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 (Nos. 333-133515; 333-133515-01)

Post-Effective Amendment No. 1 (Nos. 333-158775; 333-158775-01)

Post-Effective Amendment No. 1 (Nos. 333-178443; 333-178443-01)

Post-Effective Amendment No. 1 (Nos. 333-200002; 333-200002-01)

to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PLUM CREEK TIMBER COMPANY, INC.

PLUM CREEK TIMBERLANDS, L.P.

(Exact name of co-registrant as specified in its charter)

Plum Creek Timber Company, Inc. — Delaware Plum Creek Timberlands, L.P. — Delaware	Plum Creek Timber Company, Inc. — 91-1912863 Plum Creek Timberlands, L.P. — 91-1920356
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Union Street, Suite 3100

Seattle, Washington 98101-1374

(206) 467-3600

(Address of registrants’ principal executive offices)

Jose J. Quintana, Esq.

Assistant General Counsel

Plum Creek Timber Company, Inc.

601 Union Street, Suite 3100

Seattle, Washington 98101-1374

(206) 467-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gregg A. Noel, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1400

Palo Alto, California 94301

(650) 470-4500

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box   ☐.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE, DEREGISTRATION OF UNSOLD SECURITIES

Plum Creek Timber Company, Inc., a Delaware corporation (“Plum Creek”) and Plum Creek Timberlands, L.P., a Delaware limited partnership (the “Plum Creek Operating Partnership” and, together with Plum Creek, the “Registrants”), are filing these post-effective amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-3 (the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all securities that remain unsold under each such Registration Statement as of the date hereof:

•	Registration Statement Nos. 333-133515 and 333-133515-01, filed with the SEC on April 25, 2006, registering an indeterminate aggregate amount of Plum Creek’s preferred stock, common stock, depositary shares, warrants and guarantees and an indeterminate aggregate amount of debt securities of the Plum Creek Operating Partnership;

•	Registration Statement Nos. 333-158775 and 333-158775-01, filed with the SEC on April 24, 2009, registering an indeterminate aggregate amount of Plum Creek’s preferred stock, common stock, depositary shares, warrants and guarantees and an indeterminate aggregate amount of debt securities of the Plum Creek Operating Partnership;

•	Registration Statement Nos. 333-178443 and 333-178443-01, filed with the SEC on December 12, 2011, registering an indeterminate aggregate amount of Plum Creek’s preferred stock, common stock, depositary shares, warrants and guarantees and an indeterminate aggregate amount of debt securities of the Plum Creek Operating Partnership; and

•	Registration Statement Nos. 333-200002 and 333-200002-01, filed with the SEC on November 7, 2014, registering an indeterminate aggregate amount of Plum Creek’s preferred stock, common stock, depositary shares, warrants and guarantees and an indeterminate aggregate amount of debt securities of the Plum Creek Operating Partnership.

On November 6, 2015, Plum Creek entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser”). On February 19, 2016, pursuant to the Merger Agreement, Plum Creek is expected to be merged with and into Weyerhaeuser (the “Merger”), with Weyerhaeuser continuing as the surviving corporation in the Merger.

In connection with the Merger, the Registrants are terminating all offerings of their respective securities registered pursuant to the Registration Statements. The Registrants are filing these Post-Effective Amendments to hereby terminate the effectiveness of the Registration Statements and remove from registration any and all securities registered under the Registration Statements but that remain unsold as of the date hereof. This filing is made in accordance with an undertaking made by the Registrants in Part II of each of the Registration Statements to remove from registration by means of a post-effective amendment any securities that remain unsold at the termination of the offerings.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, Plum Creek Timber Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, Washington, on February 19, 2016.

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ James A. Kraft
Name:	James A. Kraft
Title:	Senior Vice President, General Counsel and Secretary

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, Plum Creek Timberlands, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, Washington, on February 19, 2016.

PLUM CREEK TIMBERLANDS, L.P. By: Plum Creek Timber I, L.L.C., its General Partner By: Plum Creek Timber Company, Inc. its Sole Member

By:	/s/ James A. Kraft
Name:	James A. Kraft
Title:	Senior Vice President, General Counsel and Secretary

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.